AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of July 9, 2012 (this “Agreement”), is between (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a Delaware corporation (the “Company”), and (ii) ROUST TRADING LTD. (the “Securities Holder”).

WHEREAS, on April 23, 2012 (the “Original Agreement Date”), the Company and the Securities Holder entered into a Registration Rights Agreement (the “Original Agreement”) in connection with that certain Securities Purchase Agreement by and between the Company and the Securities Holder dated April 23, 2012 (the “Original Securities Purchase Agreement”).

WHEREAS, on May 4, 2012, the Initial Closing (as defined in the Original Securities Purchase Agreement) occurred and the Company sold, and the Securities Holder (or an Affiliate thereof) purchased from the Company as an investment in the Company, for an aggregate purchase price of $100,000,000, (i) 5,714,286 shares (the “New Common Stock”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”), at a subscription price of $5.25 per share in cash, and (ii) a debt instrument clearable through Euroclear S.A./N.V. with a face value of $70,000,000 (the “New Debt”);

WHEREAS, on the date hereof, the Company and the Securities Holder entered into an Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”), which amends, supersedes and restates the Original Securities Purchase Agreement in its entirety.

WHEREAS, subject to certain conditions specified in the Securities Purchase Agreement, the Securities Holder (or an Affiliate thereof) will purchase from the Company an additional 13,333,333 shares of Common Stock at a subscription price of $5.25 per share in cash and may purchase a number of shares of Common Stock determined by dividing the accrued but unpaid interest on the New Debt at the Second Closing by $3.44 (the “New Exchanged Common Stock”). The New Common Stock, any Additional Shares (as hereinafter defined), any New Exchanged Common Stock that may be issued to the Securities Holder, any Common Stock held by the Securities Holder on the date hereof and any additional shares of Common Stock issued to or purchased by the Securities Holder or any Affiliate pursuant to the Operative Agreements (as defined in the Securities Purchase Agreement) are collectively referred to herein as the “Shares.”

WHEREAS, upon the Second Closing (as defined in the Securities Purchase Agreement), the Company will issue to the Securities Holder (or an Affiliate thereof) a debt instrument with a face value of $102,554,000 (the “Rollover Notes”).

WHEREAS, upon the Backstop Closing (as defined in the Securities Purchase Agreement), the Company will issue to the Securities Holder (or an Affiliate thereof) a debt instrument in the amount specified in Section 2.5 and Section 2.6 of the Securities Purchase Agreement (the “Backstop Notes”).

WHEREAS, the shares of New Common Stock, the New Debt, the Rollover Notes and the Backstop Notes have not been and, upon issuance, any shares of New Exchanged Common Stock, Additional Shares (as hereinafter defined) or other shares of Common Stock issued pursuant to the Operative Agreements, the New Debt, the Rollover Notes and the Backstop Notes will not be, registered under the Securities Act (as hereinafter defined) or any state securities laws.

WHEREAS, this Agreement amends, supersedes and restates the Original Agreement in all respects.

WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Securities Holder and the Securities Holder with certain registration rights.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Additional Shares” means (i) up to 10,000,000 additional shares of Common Stock which the Company is obligated to issue the Securities Holder, upon the request of the Securities Holder and for no additional consideration pursuant to Section 8.16 of the Securities Purchase Agreement, subject to certain conditions specified in the Securities Purchase Agreement and (ii) any shares of Common Stock acquired by the Securities Holder or an Affiliate thereof pursuant to Section 8.17 of the Securities Purchase Agreement.

“Affiliate” means (i) with respect to any Person other than the Securities Holder, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first party and (ii) with respect to the Securities Holder, any Person that Mr. Roustam Tariko directly or indirectly, through one or more intermediaries (A) Controls or (B) beneficially owns fifty percent (50%) or more of the equity interests of.

“Agreement” has the meaning set forth in the preamble.

“Backstop Notes” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Controls” means, as to any party, the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by” and “under common Control with” shall be construed accordingly.

“Demand Registration” has the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Group” means the Securities Holder together with its Affiliates.

“Losses” has the meaning set forth in Section 6.1.

“Misstatement/Omission” has the meaning set forth in Section 6.1.

“Non-Registration Expenses” means (a) all overhead and compensation expenses relating to officers, directors, and employees of the Company performing legal or accounting duties, and (b) qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants, management and other advisors relating to any filings of the Company made with the Commission prior to and following the filing of a registration statement pursuant to this Agreement, whether or not filed in connection with causing the registration of Registrable Securities pursuant to this Agreement, or causing any such registration to be declared effective pursuant to this Agreement, other than such fees and expenses directly relating to supplements or amendments to registration statements filed in connection herewith.

“Permitted Transferee” has the meaning set forth in Section 9.2.

“Person” means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“Registration Availability Date” means the first day after the expiration or termination of the lock-up arrangement specified in Section 8.9 of the Securities Purchase Agreement pursuant to the terms thereof; provided, that (i) if the Securities Holder has not acquired all of the Additional Shares and the New Exchanged Common Stock by April 23, 2013, the Registration Availability Date shall not be deemed to occur until the earlier of (a) six months after the Securities Holder has been issued all of the Additional Shares and the New Exchanged

Common Stock under the Securities Purchase Agreement and (b) such time after April 23, 2013 where the Securities Holder has agreed not to purchase any New Exchanged Common Stock or receive any Additional Shares for a period of six months; and (ii) if the lock-up has expired or terminated because of the failure of the Second Closing to have occurred by the End Date (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement shall have been terminated.

“register”, “registered”, and “registration”, when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective (or become automatically effective) in accordance with the Securities Act.

“Registrable Securities” means (i) the Shares (upon issuance, with respect to those not yet issued), (ii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referred to in clause (i) above, and (iii) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i) or (ii) above. Shares of Common Stock shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to this Agreement and such shares of Common Stock have been sold pursuant to such effective registration statement, (B) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such shares of Common Stock are Transferred (other than to a Permitted Transferee) or are otherwise no longer held by the Securities Holder or a Permitted Transferee who has acquired such Shares in accordance with the terms hereof, or (D) such shares of Common Stock shall have ceased to be outstanding.

“Rollover Notes” has the meaning set forth in the recitals.

“Registration Expenses” means all registration, qualification, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants and other advisors relating to the registration of Registrable Securities pursuant to this Agreement, relating to causing such registration to become effective pursuant to this Agreement, and relating to causing such registration to remain effective for the time periods set forth in this Agreement, but excluding all underwriting discounts and selling commissions applicable to the registration and sale of Registrable Securities pursuant to this Agreement.

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Securities Act” means the Securities Act of 1933, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Securities Holder” means individually or collectively, as applicable: (i) the entity defined as such in the recitals; (ii) upon the death of any individual Securities Holder, the executor of such Securities Holder or such Securities Holder’s heirs, devisees, legatees or assigns; or (iii) upon the disability of any Securities Holder, any guardian or conservator of such Securities Holder.

“Securities Holder Indemnified Parties” has the meaning set forth in Section 6.1.

“Shares” has the meaning given to it in the recitals.

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration.

(a) On and after the Registration Availability Date, the Securities Holder may make written request to the Company requesting that the Company register under the Securities Act all or any part of the issued and outstanding Registrable Securities, but such request may be made only after the Registrable Securities relating to such Shares have been issued (a “Demand Registration Request”). The Securities Holder is entitled to make a total of three Demand Registration Requests pursuant to this Agreement, but not more than one such request in any 12 month period. Upon receipt by the Company of a valid Demand Registration Request, subject to the restrictions contained herein, the Company shall, in accordance with Article V below, (i) file a registration statement under the Securities Act with the Commission as promptly as practicable after receiving such request to register under the Securities Act that number of Registrable Securities that has been issued and requested in the respective Demand Registration Request, or (ii) file with the Commission a prospectus supplement (the “Prospectus Supplement”) to an existing shelf registration statement on Form S-3 which is at the time currently effective (the “Form S-3”) as promptly as practicable after receiving such request hereof to register such number of Registrable Securities, but, in each case, only to the extent that the Securities Holder has complied with its obligations under Section 7.1 below (each a “Demand Registration”).

(b) In the event that the Securities Purchase Agreement has been terminated pursuant to the terms thereof, the Securities Holder may make two written requests to the Company requesting that the Company register under the Securities Act the New Debt. The Company shall endeavor to register such New Debt in substantially the same manner as, and the

Company and the Securities Holder shall be subject to the same terms, conditions and agreements herein provided for, a Demand Registration of Shares, with such appropriate changes to reflect the nature of the security registered, as the parties hereto shall agree, each acting reasonably.

(c) From and after the Debt Securities Lock-Up End Date (as defined in the Securities Purchase Agreement), (or if the Securities Holder has not acquired all of the Additional Shares and the New Exchange Common Stock by April 23, 2013, from and after the earlier of (a) six months after the Securities Holder has been issued all of the Additional Shares and the New Exchanged Common Stock under the Securities Purchase Agreement and (b) such time after the Debt Securities Lock-Up End Date where the Securities Holder has agreed not to purchase any New Exchanged Common Stock or receive any Additional Shares for a period of six months), the Securities Holder may make three written requests to the Company requesting that the Company register under the Securities Act the Rollover Notes and/or the Backstop Notes. The Company shall endeavor to register such Rollover Notes and/or Backstop Notes, as applicable, in substantially the same manner as, and the Company and the Securities Holder shall be subject to the same terms, conditions and agreements herein provided for, a Demand Registration of Shares, with such appropriate changes to reflect the nature of the security registered, as the parties hereto shall agree, each acting reasonably.

2.2 Expenses. With respect to a Demand Registration, the Company shall bear sole responsibility for all Registration Expenses and Non-Registration Expenses incurred in connection therewith.

2.3 Underwriting. If the Securities Holder intends to distribute the Registrable Securities covered by any such Demand Registration by means of an underwriting, then the Securities Holder shall so advise the Company in the corresponding Demand Registration Request. In such case, the Securities Holder shall negotiate with an underwriter selected by it (which managing underwriter shall be an internationally recognized financial institution experienced in securities offerings registered under the Securities Act) and approved by the Company, which approval shall not be unreasonably withheld, with regard to the underwriting of such requested Demand Registration. The right of the Securities Holder to include Registrable Securities in such registration shall be conditioned upon (i) the entry of the Securities Holder (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form reasonably acceptable to the Securities Holder with the underwriter or underwriters selected for such underwriting, and (ii) the completion and execution by the Securities Holder of all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting arrangements. The Company shall bona fide cooperate with the Securities Holder and any underwriter to effect such underwritten offering. Upon the reasonable request (relative to the proposed size of the offering) of the managing underwriter in such an underwriting, the Company will include in any registration statement filed in response to a Demand Registration Request the information that would be required by Part I of Form S-1 for a Form S-1 filed pursuant to the Securities Act. Notwithstanding the foregoing sentence, the Company shall not be required to include in any such registration statement the information required by Item 11(l) of Form S-1.

2.4 Registration on Form S–3. In addition to registrations pursuant to Section 2.1(a), on and after the Registration Availability Date, the Securities Holder may request that the Company file one or more shelf registration statements on Form S-3 (provided that (i) each such request contemplates the sale of at least $10 million of Common Stock and (ii) no more than two such requests may be made in any 12 month period), if at such time the Company is a registrant entitled to use Form S–3 or any successor thereto to register shares of Common Stock. Following any such request, the Company shall effect the registration on Form S–3 or any successor thereto for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) and shall use its reasonable best efforts to keep the Shelf Registration Statement effective and usable for the resale or Registrable Securities until the date on which all Registrable Securities so registered have been sold pursuant to the Shelf Registration Statement or until such securities cease to be Registrable Securities.

2.5 Priority for Registrations. Notwithstanding any other provision of this Article II, if the managing underwriter advises the Company or the Securities Holder that the marketability of the offering would be adversely affected by the number of securities included in such offering, then the Company shall so advise the Securities Holder, or the Securities Holder shall so advise the Company, as applicable, and the number of shares of Common Stock proposed to be included in such registration other than Registrable Securities shall be reduced as required by the underwriter(s). For the avoidance of doubt, this Section 2.5 applies only to registration statements filed pursuant to Article II of this Agreement.

ARTICLE III

PIGGYBACK REGISTRATION

3.1 Right to Piggyback Registrations. On and after the Registration Availability Date, whenever the Company or another party having registration rights proposes that the Company register any of the Company’s equity securities under the Securities Act for any reason (other than a registration on Form S-4 or Form S-8 or any successor forms thereto), whether or not for sale for the Company’s own account, the Company will give written notice of such proposed registration to the Securities Holder at least 30 days before the anticipated filing date. Such notice shall offer the Securities Holder the opportunity to register such amount of Registrable Securities as it shall request (a “Piggyback Registration”). The Company shall include in each Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from the Securities Holder within 20 days after notice has been given the Securities Holder. If the registration statement relating to the Piggyback Registration is for an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Securities Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration prior to the effective time of such Piggyback Registration. The right of the Securities Holder to a Piggyback Registration that is an underwritten offering shall be conditioned upon the Securities Holder entering into an underwriting agreement in customary form with the managing underwriter or underwriters for such registered offering. No registration pursuant to this Article III will relieve the Company of its obligations to register Registrable Securities pursuant to Article II hereof. The rights to Piggyback Registration may be exercised an unlimited number of occasions.

3.2 Priority for Piggyback Registrations. If the managing underwriter of a Piggyback Registration advises the Company that, in its opinion, the shares of Common Stock requested to be included in such Piggyback Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will allocate the securities to be included in such registration as follows:

(i) first, pro rata among (A) the Company, to the extent the Company proposes to register any securities for its own account, and (B) other Persons who have exercised demand registration rights granted by the Company prior to the date hereof causing the Company to effect such registration;

(ii) second, to the Securities Holder; and

(iii) third, to other shareholders, including any shareholders who are granted piggyback registration rights after the date of this Agreement in accordance with Section 10.2.

3.3 Expenses. With respect to Piggyback Registrations, the Company shall bear sole responsibility for all Registration and Non-Registration Expenses incurred in connection with any such Piggyback Registration.

ARTICLE IV

PERMITTED DELAYS IN REGISTRATION

4.1 Suspension of Company Obligations.

(a) Notwithstanding anything to the contrary herein, the Company’s obligations under Article II of this Agreement to maintain the effectiveness of any registration statement shall be suspended (and, to the extent applicable, the Securities Holder shall suspend the disposition of any Registrable Securities pursuant to a then currently effective registration statement from and after the time at which it has received written notice from the Company with respect to such suspension) for a period not to exceed 60 days (and such suspension not to occur more than twice in any 12-month period) in the event that, in the good faith reasonable judgment of the Company’s Board of Directors, effecting or maintaining the effectiveness of the registration of such Registrable Securities (i) would be detrimental to any material financing, acquisition, merger, disposition of assets, disposition of stock or other comparable transaction then being pursued by the Company or (ii) would require the Company to make public disclosure of material, non-public information which is not otherwise required to be publicly disclosed at that time, and the public disclosure of which could reasonably be expected to have an adverse effect upon the Company.

(b) The Company shall notify the Securities Holder in writing of the existence of any suspension event set forth in this Section 4.1 and, to the extent requested by the Securities Holder (but only if requested by the Securities Holder) the reasons therefor. Such notice and, if requested and provided, all facts and circumstances relating to such suspension event, shall be kept confidential by the Securities Holder. The Company shall provide the Securities Holder with further written notice at such time that the Company reasonably believes the suspension event ceases to justify a suspension pursuant to Section 4.1(a), and shall lift such suspension at such time.

ARTICLE V

REGISTRATION PROCEDURES

5.1 Registration Procedures. Whenever the Company is obligated to register Registrable Securities pursuant to this Agreement, subject to and in accordance with the terms hereof, the Company shall:

(a) use its reasonable best efforts to cause the registration statement filed with respect to such Registrable Securities (i) to become effective as promptly as practicable after the making of such filing and (ii) to remain effective and usable for the resale of Registrable Securities until the date on which all Registrable Securities so registered have been sold, the relevant offering has been abandoned or until such securities cease to be Registrable Securities;

(b) furnish the Securities Holder, its underwriters, if any, and their respective counsel, at such times so as to permit their reasonable review, the opportunity to review the registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and to consider in good faith incorporating any comments reasonably requested by the Securities Holder, its underwriters, if any, and their respective counsel, provided that the Securities Holder’s, the underwriters’, if any, and their respective counsels’ review of such documents shall not delay the filing of the registration statement so long as such parties have been provided a reasonable time to review the same;

(c) make available for reasonable inspection by, or give reasonable access to, any underwriter and its counsel participating in any disposition of Registrable Securities all pertinent financial and other records, pertinent corporate documents and properties of the Company and, in respect of any Demand Registration, to cause its senior management to participate in such management presentations and roadshow as such underwriters may reasonably request (provided, however, that such senior management have been given reasonable advanced notice of such presentations and roadshows and that such senior management shall only be obligated to participate in one roadshow of reasonably customary duration in respect of any Demand Registration) and to cause the Company’s directors, officers and employees to supply all information reasonably requested by any such underwriter in connection with the offering thereunder;

(d) promptly notify counsel for the Securities Holder and the managing underwriter or agent and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, will have become effective, or any supplement to the prospectus or any amendment to the prospectus will have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(e) furnish, without charge, to the Securities Holder and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such underwriters and the Securities Holder from time to time may reasonably request;

(f) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all securities covered by such registration statement;

(g) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities laws or state blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Securities Holder for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to taxation in any such states or jurisdictions wherein it would not but for the requirements of this paragraph (f) be required to do so;

(h) enter into customary agreements in form and substance reasonably satisfactory to the Company (including a customary underwriting agreement in form and substance reasonably satisfactory to the Company, if the offering is to be underwritten, in whole or in part), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Article VI hereof;

(i) notify the Securities Holder at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Securities Holder, as promptly as practicable prepare and furnish to the Securities Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, upon receipt of such notice from the Company, the Securities Holder will forthwith discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Securities Holder receives the copies of the supplemented or amended prospectus covering such Registrable Securities (and the Securities Holder shall return to the Company all copies of the unsupplemented or unamended prospectus covering such Registrable Securities);

(j) making all required filings necessary to list all Registrable Securities covered by such registration statement on the Nasdaq or on such other securities exchange on which shares of Common Stock are then currently listed;

(k) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any U.S. jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending the qualification of any Registrable Securities included in such registration statement for sale in any U.S. jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal of such order; provided that, upon receipt of notice from the Company of such order, the Securities Holder will forthwith discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Securities Holder is notified by the Company in writing that the order relating to the prospectus covering such Registrable Securities has been withdrawn;

(l) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings;

(m) use its reasonable best efforts to obtain opinions of outside counsel to the Company reasonably satisfactory to the managing underwriters, addressed to each of the underwriters covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings;

(n) cooperate with the Securities Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(o) cooperate with the Securities Holder and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Securities Holder may request; and

(p) comply in all material respects with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158; and

(q) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

5.2 Company Lock-Up. In the case of an underwritten offering requested to be effected by the Securities Holder hereunder, upon the reasonable request of the lead underwriter, the Company will refrain for a period of up to 60 days following the later of the effective date of the registration statement or bona fide commencement of the offering, from directly or indirectly selling, offering to sell, granting any option for the sale of, or otherwise disposing of any common equity or securities convertible into common equity (other than pursuant to Company employee equity plans or as consideration for the acquisition of a business or all or a substantial portion of the assets thereof) without the consent of the managing underwriter.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will indemnify, hold harmless and reimburse the Securities Holder, each of the directors, officers, employees, managers, shareholders, partners, members, counsel, agents or representatives of the Securities Holder and its Affiliates and each Person who controls the Securities Holder, if any, within the meaning of the Securities Act (collectively, “Securities Holder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which the participating Securities Holder or any such Person may become subject under the securities laws (collectively, “Losses”), insofar as such Losses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus, final prospectus or summary prospectus contained therein, or in any amendment or supplement thereto, and shall reimburse such Securities Holder Indemnified Parties for any legal and other expenses reasonably incurred by such Securities Holder Indemnified Parties in connection with investigating and/or defending any such Losses, whether or not resulting in any liability; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses or expense arises out of or is based upon a Misstatement/Omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Securities Holder Indemnified Parties specifically for use in the preparation thereof.

6.2 Indemnification by Securities Holder. If the Securities Holder’s Registrable Securities are included or are to be included in any registration statement, as a condition to including Registrable Securities in such registration statement, the Securities Holder hereby agrees, to indemnify, hold harmless and reimburse (in the same manner and to the same extent as set forth in Section 6.1) the Company, each of its directors, officers, employees, managers, shareholders, counsel, agents or representatives and the Company’s Affiliates and each Person (other than the Securities Holder) who controls the Company, if any, within the meaning of the Securities Act or the Exchange Act with respect to any Losses that arise out of or are based on any Misstatement/Omission, from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Securities Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the obligation to indemnify will be limited to the net amount of proceeds received by the Securities Holder from the sale of Registrable Securities pursuant to such registration statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or any such underwriter or controlling person and shall survive the transfer of such securities by the Securities Holder.

6.3 Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or Section 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or Section 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (whose approval shall not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party may participate in such defense at the indemnified party’s expense, and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, after receiving the advice of counsel experienced in the defense of matters for which indemnity may be sought hereunder, it is advisable for them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its written consent. The indemnifying party’s liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

6.4 Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and (ii) survive the termination of this Agreement.

6.5 Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expense, loss, claim, damage or liability referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other means of allocation, unless such contribution takes into account the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.5, a Securities Holder shall not be required to contribute any amount in excess of the amount by which (i) the amount at which the securities that were sold by such Securities Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Securities Holder has otherwise been required to pay by reason of such Misstatement/Omission or violation. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

INFORMATION BY PARTICIPATING SECURITIES HOLDER

7.1 Information Regarding Securities Holder and its Affiliates. At the Company’s reasonable request in writing, following delivery by the Securities Holder to the Company of a Demand Registration Request pursuant to Article II hereof or notice of a desire to participate in a Piggyback Registration pursuant to Article III hereof, the Securities Holder shall furnish to the Company and any applicable underwriter such information regarding the Securities Holder and the distribution proposed by the Securities Holder and its Affiliates required by applicable law or regulation to be included in any registration statement or prospectus relating to such registration, as the Company or such underwriter reasonably believes may be required in connection with any registration, qualification or compliance referred to in this Agreement.

ARTICLE VIII

RULE 144 SALES

8.1 Reporting. With a view to making available to the Securities Holder the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration or through short form registration forms, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Securities Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE IX

RESTRICTIONS ON TRANSFER

9.1 Restrictions on Transferability.

(a) The Registrable Securities may be Transferred, in whole or in part, to any Person; provided, that:

(i) there is in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement, or

(ii) such Transfer is eligible under Rule 144 or such Transfer is otherwise made in accordance with applicable securities law and the Securities Holder provides the Company and the Company’s transfer agent with a legal opinion from independent internationally recognized legal counsel experienced in such matters, which legal opinion shall be in customary form reasonably acceptable to the Company and shall state that such Transfer is eligible under Rule 144 or is otherwise made in accordance with applicable securities laws.

(b) The Securities Holder is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

(c) The Company is required to refuse to register any transfer of the Shares which is not made in accordance with Regulation S under the Securities Act, pursuant to a registration statement under the Securities Act or pursuant to an available exemption therefrom.

(d) The Securities Holder shall not take any action with respect to any distribution deemed to be made pursuant to any Registration that would constitute a violation of Regulation M under the Exchange Act.

9.2 Permitted Transferees. Rights of the Securities Holder may be assigned (but only with all related obligations as set forth below) in connection with a transfer of Shares to a Permitted Transferee. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 9.2 will be effective unless the Permitted Transferee to which such assignment is being made has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made will continue to be deemed Shares and will be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 9.2 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 9.2. Any Person to whom rights under this Agreement are transferred in accordance with this Section 9.2 who (i) is a member of the Group and (ii) acquires at least 100,000 shares of Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) shall be a “Permitted Transferee.”

9.3 No Participation in Other Securities Offerings. The rights granted by the Company hereunder shall be the exclusive rights granted to the Securities Holder with respect to the registration of Registrable Securities under the Securities Act. Except as otherwise provided herein or in another Operative Agreement (as defined in the Securities Purchase Agreement), the Securities Holder shall have no rights to participate in any offering of securities by the Company to third parties, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder.

ARTICLE X

COVENANTS OF THE PARTIES

10.1 Securities Holder. The Securities Holder hereby agrees (i) to cooperate with the Company and, as a condition precedent to the Company’s obligation to file any registration statement, to furnish to the Company all such information regarding the Securities Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of and as required by the registration statement and any filings with any state securities commissions as the Company may reasonably request, (ii) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the registration statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the registration statement from the Securities Holder and (iii) if requested by the Company, to notify the Company of any sale of Registrable Securities by the Securities Holder.

10.2 Company. Following the date of this Agreement, should the Company enter into any agreements with any holder or prospective holder of Company securities that grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, and holder or prospective holder is reasonably believed by the Company to hold at least 5% of the outstanding shares of Common Stock, the Company agrees to require such holder or prospective holder to agree in the relevant agreement to the restrictions imposed on the Company under Section 5.2 of this Agreement.

ARTICLE XI

TERMINATION

11.1 Termination. This Agreement and the rights provided hereunder shall terminate and be of no further force and effect on the date that all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement. This Section 11.1 shall not, however, apply to the provisions of Article VI of this Agreement, which shall survive the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties. The Securities Holder shall be permitted to assign or transfer its rights hereunder to any Permitted Transferee who acquires all or part of the Shares; provided, however, that no Permitted Transferee shall have any rights hereunder unless and until it has agreed in writing to become a party to this Agreement in accordance with Section 9.2 hereof (at which time, it shall be deemed to be a Securities Holder as that term is used herein).

12.2 Notices. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given on the date on which personally delivered to, or actually received by, the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

Central European Distribution Corporation

3000 Atrium Way, Suite 265

Mount Laurel, New Jersey 08054

United States of America

Attn: David Bailey, Interim Chief Executive Officer

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank St., Canary Wharf

London E14 5DS

UK

Attention: Scott Simpson, Esq.

Facsimile: +44 20 7519 7070

(a)	If to the Securities Holder, to:

Roust Trading Ltd.

5 Belmont Hills Drive

Warwick WK 06, Bermuda

Attention: Wendell M. Hollis

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One Metro Center

700 12th Street, NW, Suite 900

Washington, DC 20005-3948

USA

Attention:	James Myers
Facsimile:	+1 (202) 383-8349

and

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

USA

Attention:	Christopher Comeau
Facsimile:	+1 (617) 951-7050

12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

12.4 Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States of America located in the State of New York and the state courts in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

12.5 Specific Performance. Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to equitable relief, without posting any bond or similar undertaking, of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief. Such remedies shall not be the parties’ exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

12.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service, including via email in .pdf format, shall be considered original executed counterparts.

12.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, each party hereto hereby waives such provision to the extent that it is found to be invalid or unenforceable. Such provision will, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

12.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

12.10 Gender and Other References. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

12.11 Effectiveness. This Agreement will become effective upon the Initial Closing (as defined in the Securities Purchase Agreement). In the event that the Securities Purchase Agreement is terminated prior to the Initial Closing, this Agreement shall become null and void in all respects.

12.12 Amendment and Restatement. This Agreement amends, supersedes and restates the Original Agreement in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ David Bailey
	Name:	David Bailey
	Title:	Interim Chief Executive Officer

ROUST TRADING LTD

By:	/s/ Nelia Nuriakhmetova
Name:	Nelia Nuriakhmetova
Title:	Director

[Signature Page for Amended And Restated Registration Rights Agreement]